Exhibit 4.3

SPECIMEN UNIT CERTIFICATE

[       ] UNITS

NUMBER U-[•]

SEE REVERSE FOR CERTAIN

DEFINITIONS

MONSTER DIGITAL, INC.

CUSIP

UNITS CONSISTING OF TWO SHARES OF COMMON STOCK AND THREE WARRANTS, EACH OF WHICH REPRESENTS THE RIGHT TO PURCHASE ONE HALF OF A SHARE OF COMMON STOCK

THIS CERTIFIES THAT                                               is the owner of                                   Units.

Each Unit (“Unit”) consists of two (2) shares of common stock, par value $0.0001 per share (“Common Stock”), of MONSTER DIGITAL, INC., a Delaware corporation (the “Company”), and three (3) Warrants (together, the “ Unit Warrants”). Each Unit Warrant entitles the holder to purchase one (1) share of Common Stock for $9.375 per share (subject to adjustment).. Each Unit Warrant will become exercisable on the date when the Units detach and the components begin to trade separately (as described in more detail below). Each Unit Warrant will expire unless exercised before 5:00 p.m. New York City time on the date which is sixty (60) months from the date of the closing of the Company’s initial public offering or earlier upon redemption by the Company (the “Expiration Date”).

The Common Stock and Unit Warrants comprising each Unit shall be seperable at the option of the holder beginning on the first trading day following the forty fifth (45th) day after the effectiveness of the Registration Statement (or earlier, in the discretion of Joseph Gunnar & Co., Inc., as representative of the underwriters); provided, however, in no event will the Common Stock and Warrants begin to trade separately until the Company issues a press release announcing when such separate trading will begin.

The terms of the Unit Warrants are governed by a Unit Warrant Agreement, dated as of [                    ], 2016, between the Company and Corporate Stock Transfer, Inc., as Unit Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. A copy of the Unit Warrant Agreement is on file at the office of the Unit Warrant Agent at 3200 Cherry Creek South Drive, Suite  430, Denver, CO  80209, and are available to any Unit Warrant holder on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

Witness the facsimile seal of the Company and the facsimile signature of its duly authorized officers.

[MONSTER, DIGITAL, INC.]

COUNTERSIGNED AND REGISTERED:

CORPORATE STOCK TRANSFER, INC.
TRANSFER AGENT AND REGISTRAR

BY:
AUTHORIZED OFFICER
By
(SIGNATURE)
CHIEF EXECUTIVE OFFICER
(SEAL)
(SIGNATURE)
SECRETARY

[REVERSE OF CERTIFICATE]

MONSTER DIGITAL, INC.

The Company will furnish without charge to each unitholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the units represented hereby are issued and shall be held subject to the terms and conditions applicable to the securities underlying and comprising the units, including, as applicable, the Certificate of Incorporation and all amendments thereto, the Bylaws, the Unit Warrant Agreement and resolutions of the Board of Directors providing for the issue of securities (copies of which may be obtained from the secretary of the Company), to all of which the holder(s) of this certificate by acceptance hereof assents.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM — as tenants in common

TEN ENT — as tenants by the entireties

JT TEN — as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT— Custodian
(Cust) (Minor)

under Uniform Gifts to Minors Act
(State)

Additional abbreviations may also be used though not in the above list.

For value received, hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE(S)

(PLEASE PRINT OR TYPEWRITE NAME(S) AND ADDRESS(ES), INCLUDING ZIP CODE, OF ASSIGNEE(S))

Units represented by the within Certificate, and hereby irrevocably constitute(s) and appoint(s) Attorney to transfer the said Units on the books of the within named Company with full power of substitution in the premises.

Dated:

NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:

By

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).